UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2004 (April 23, 2004)
Date of Report (Date of earliest event reported)

PEOPLES ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	1-5540	36-2642766
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

24th Floor, 130 East Randolph Drive, Chicago, Illinois	60601-6207
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(312) 240-4000

None
(Former name or former address, if changed since last report)

Item 5 - Other

On April 23, 2004, Peoples Energy Corporation (the "Company" or "we") issued a press release and held a webcast conference call to discuss financial results for the second quarter of fiscal year 2004 and reaffirmed its earnings guidance for fiscal year 2004. A complete copy of the press release was furnished to the SEC on April 23, 2004 in a separate Current Report on Form 8-K under Item 9 and Item 12.

A copy of the conference call transcript is attached to this Form 8-K as Exhibit 99. The following statements made by the Company' management are filed as forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934:

  Over the remainder of the fiscal year, we believe we can overcome the impact of warmer weather and softer gas demand unrelated to weather and still realize annual results within our original target of $2.70 to $2.85 per share.

  We believe that the Oil and Gas Production business segment can achieve nearly $50 million in operating income in fiscal 2004, up from about $32 million last year.

  We are confident that bad debt expense will be lower in fiscal 2004 than in the prior year.

  For the longer term, we expect the utilities to benefit from improved business conditions, normal weather, continued cost management, lower bad debt and stabilized pension expense. The diversified portfolio of businesses will continue to enhance our growth, so the company can deliver on its planned overall 5 percent growth rate over time.

  The Company expects 15% to 20% production growth rate for fiscal 2004 in the Oil and Gas Production segment.

  Asset and property sales in the Power Generation segment and Gas Distribution segment totaling $4 million to $8 million are included in our operating income outlook for fiscal year 2004.

  In the Midstream Services business segment, there are some opportunities for increasing the work that we have done supporting power generation fuel requirements in the region. So as we look at the whole of this business, we see enough opportunity, particularly in the fiscal fourth quarter, to make our annual estimate for income in this segment.

  If we want to continue to grow the Oil and Gas Production business segment, we will need to for the foreseeable future include a component of acquisitions, but acquisitions do not necessarily have to occur every year.

  Operating income for the Midstream Services, Power Generation, and Retail Energy Services business segments as a group is expected to be up 10% to 15% for fiscal year 2004.

  The expected effective tax rate for the Company in fiscal year 2005 is expected to be closer to that of fiscal year 2003.

  We continue to estimate that capital expenditures will total approximately $180 million, with Oil and Gas Production expenditures expected to be in the $85-$90 million range and most of the balance targeted for Gas Distribution.

Forward-Looking Information. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words "may", "could", "project", "believe", "anticipate", "estimate", "plan", "forecast", "will be", and similar words identify forward-looking statements. Actual results could differ materially from such expectations because of many uncertainties, including, but not limited to: adverse decisions in proceedings before the Illinois Commerce Commission concerning the prudence review of the utility subsidiaries' gas purchases; the future health of the United States and Illinois economies; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts, interest expense and earnings from the oil and gas production segment; adverse resolution of material litigation; the effectiveness of the Company's risk management policies and the creditworthiness of customers and counterparties; regulatory developments in the United States, Illinois and other states where the Company does business; changes in the nature of the Company's competition resulting from industry consolidation, legislative change, regulatory change and other factors, as well as action taken by particular competitors; the Company's success in identifying diversified business segment projects on financially acceptable terms and generating earnings from projects in a reasonable time; operational factors affecting the Company's gas distribution, power generation and oil and gas production segments; Aquila Inc.'s financial ability to perform under its power sales agreements with Elwood Energy LLC; drilling risks and the inherent uncertainty of oil and gas reserve estimates; weather related energy demand; and terrorist activities. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's most recent Form 10-K filed with the SEC under Item 1 - Business and Item 7 - Management's Discussion and Analysis, as such information may be updated by subsequent filings under the Securities Exchange Act of 1934. All forward-looking statements included in this Current Report on Form 8-K are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

Item 9 - Regulation FD Disclosure and Item 12 - Disclosure of Results of Operations and Financial Condition

The following information is hereby furnished pursuant to Item 9 and Item 12.

A copy of the April 23, 2004 conference call transcript is attached to this Form 8-K as Exhibit 99. An audio replay of the conference call is publicly available at the "Investors" section of the company's internet website at www.PeoplesEnergy.com through April 30, 2004, or by telephone at 800-642-1687, reference number 6113639, through April 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES ENERGY CORPORATION
(Registrant)

April 29, 2004	By: /s/ THOMAS A. NARDI
(Date)	Thomas A. Nardi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99	Transcript of the analysts conference call held April 23, 2004.